UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2025

ACCOLADE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-39348

Delaware	01-0969591
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700
Seattle, WA 98101
(Address of principal executive offices, including zip code)

(206) 926-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACCD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 27, 2025, Accolade, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”). As of February 18, 2025, the record date for the Special Meeting (the “Record Date”), 81,993,060 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), were outstanding and entitled to vote at the Special Meeting. A summary of the matters voted upon by the Company’s stockholders at the Special Meeting is set forth below.

A total of 58,630,690 shares of Common Stock were present at the Special Meeting in person, by virtual attendance, or by proxy, which represents approximately 71.5% of the shares of Common Stock outstanding as of the Record Date.

Proposal 1. The Merger Agreement Proposal.

The Company’s stockholders approved the adoption of the Agreement and Plan of Merger (as it may be amended from time to time), dated January 8, 2025 (the “Merger Agreement”), by and among the Company, Transcarent, Inc., a Delaware corporation (“Parent”), and Acorn Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and the Merger and the transactions contemplated  by the Merger Agreement (the “Merger Agreement Proposal”). The final voting results are as follows:

Votes For	Votes Against	Abstentions
58,476,000	106,097	48,593

Proposal 2. The Compensation Proposal.

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger. The final voting results are as follows:

Votes For	Votes Against	Abstentions
53,423,931	5,069,907	136,852

Proposal 3. The Adjournment Proposal.

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Because the Merger Agreement Proposal was approved at the Special Meeting, the Adjournment Proposal was not necessary or appropriate and was not presented at the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

On March 27, 2025, the Company issued a press release announcing the results of the Special Meeting. The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated as of March 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCOLADE, INC.

	By:	/s/ Rajeev Singh
Rajeev Singh
Chief Executive Officer

Date: March 27, 2025